UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

J.CREW GROUP, INC.

Commission File Number: 001-32927

Delaware	22-2894486
(Registrant, State of Incorporation	(I.R.S. Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

(212) 209-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On January 14, 2010, J.Crew Operating Corp. (“Operating”) provided notice that on or about January 22, 2010, it will make a $50 million voluntary prepayment of the Credit and Guaranty Agreement (the “Credit Agreement”) by and among Operating, as borrower, J.Crew Group, Inc. (the “Company”) and certain of Operating’s direct and indirect subsidiaries as guarantors, certain lenders named in the Credit Agreement, Goldman Sachs Credit Partners L.P. and Bear, Stearns & Co. Inc. as joint lead arrangers and joint bookrunners, Goldman Sachs Credit Partners L.P. as administrative agent and collateral agent, Bear Stearns Corporate Lending Inc. as syndication agent and Wachovia Bank, National Association as documentation agent. Following this voluntary prepayment of $50 million, the amount outstanding under the Credit Agreement will be $49.2 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.CREW GROUP, INC.

By:	/S/ JAMES S. SCULLY
Name:	James S. Scully
Title:	Chief Administrative Officer and
Chief Financial Officer

Date: January 14, 2010

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